9(a)(2)

                          SCUDDER SERVICE CORPORATION

                FEE INFORMATION FOR SERVICES PROVIDED UNDER
                   TRANSFER AGENCY AND SERVICE AGREEMENT
                          Scudder Family of Funds
                     (Except Scudder Cash Investment Trust)

Annual maintenance fee for each account
---------------------------------------
1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

Money Market Funds                                 $28.90
Monthly Income Funds                                25.00
Quarterly Distribution Funds                        20.40
Annual Distribution Funds                           17.55

Other fees
New Account Set Up                                 $ 5.00 each
Disaster Recovery                                    0.25 per year
Closed Accounts                                      1.20 per year
TIN Certificates                                     0.15 each
 TIN Maintenance                                     0.25 each
Check Writing:
      Set Up                                         5.00 per account
    Retail Check Clearance                           0.96 per check
    Corporate Check Clearance                        0.46 per check

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or similar services
          Stationery and envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply, printing and postage
          Data circuits
          Lease and maintenance of S.A.I.L. and Easy Access
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund

Payment
-------
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.



On behalf of the Funds listed on
Attachment A:                                 Scudder Service Company


By:_________________________                  By:_____________________
    David S. Lee                                  Daniel Pierce
    Vice President                                President

Date:  October 1, 1995                        Date: October 1, 1995

                               ATTACHMENT A
                   TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

          Scudder California Tax Free Money Fund
          Scudder Cash Investment Trust
          Scudder New York Tax Free Money Fund
          Scudder Tax Free Money Fund
          Scudder U.S. Treasury Money Fund

Monthly Income Funds

          Scudder California Tax Free Fund
          Scudder Global Bond Fund
          Scudder GNMA Fund
          Scudder High Yield Tax Free Fund
          Scudder International Bond Fund
          Scudder Limited Term Tax Free Fund
          Scudder Managed Municipal Bonds
          Scudder Massachusetts Limited Term Tax Free Fund
          Scudder Massachusetts Tax Free Fund
          Scudder Medium Term Tax Free Fund
          Scudder New York Tax Free Fund
          Scudder Ohio Tax Free Fund
          Scudder Pennsylvania Tax Free Fund
          Scudder Short Term Bond Fund

Quarterly Distribution Funds

          Scudder Balanced Fund
          Scudder Growth and Income Fund
          Scudder Emerging Markets Income Fund
          Scudder Income Fund

Annual Distribution Funds

          Scudder Capital Growth Fund             Scudder Latin America Fund
          Scudder Development Fund                Scudder Micro Cap Fund
          Scudder Global Fund                     Scudder Pacific Opportunities Fund
          Scudder Global Discovery Fund           Scudder Quality Growth Fund
          Scudder Gold Fund                       Scudder Small Company Value Fund
          Scudder Emerging Markets Growth Fund    Scudder 21st Century Growth Fund
          Scudder Greater Europe Growth Fund      Scudder Value Fund
          Scudder International Fund              Scudder Zero Coupon 2000 Fund



revised as of September 9, 1996

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